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                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in Registration Statement # 333-51248 on Form S-8, Registration Statement # 333-56844 on Form S-3 and in Registration Statement # 333-78713 on Form S-3 of Net2Phone, Inc. of our report dated October 23, 2001 with respect to the financial statements and schedule of Net2Phone, Inc. included in this Annual Report on Form 10K for the year ended July 31, 2001, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP

New York, New York
October 23, 2001